EXHIBIT 10.2

AMENDMENT AGREEMENT

This Amendment Agreement dated as of August 26, 2024 (the “Agreement”) is by and between iCoreConnect, Inc., a Delaware corporation (the “Company”) (formerly, FG Merger Corp.) (“Company”), iCore Midco, Inc. (formerly, iCoreConnect Inc.), a Nevada corporation (“Midco”), and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”). Capitalized terms not defined herein shall have the meanings assigned to them in that certain Prepaid Forward Purchase Agreement dated August 14, 2024 between the Company, Midco and Purchaser (the “Forward Agreement”).

WITNESSETH:

WHEREAS, the parties have agreed to amend the Forward Agreement pursuant to this Agreement.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Amendment of the Forward Agreement. The parties hereby agree to amend and restate Section 4(b) of the Forward Agreement as follows:

“(b)

Conversion to Common. No later than the Maturity Date, the Purchaser agrees to convert any Prepaid Forward Purchase Shares that are Parent Preferred Stock into Parent Common Stock, with such conversion to occur on a one-for-one basis regardless of the conversion price of the Parent Preferred Stock (subject solely to proportionate adjustment after the date hereof of any reverse or forward stock splits of the Parent Common Stock).

2.

Dividend Forfeiture. For the avoidance of doubt, the Purchaser agrees that terms of the Dividend Forfeiture Agreement dated December 22, 2023 shall continue to apply to the Parent Preferred Stock held by Purchaser until the Maturity Date.

3.

No Implied Waiver or Consent. Except for the specific amendment set forth above, nothing herein shall be deemed to be a consent to, amendment of or waiver of any provision in the Forward Agreement, and all provisions in the Forward Agreement, as modified hereby, are hereby confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms.

4.

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the parties. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

5.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

6.

Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

PURCHASER:

RiverNorth SPAC Arbitrage Fund, L.P.

By: RiverNorth SPAC Arbitrage GP, LLC, its General Partner

By: RiverNorth Capital Management, LLC, its Managing Member

By:
Name:	Marc Collins
Title:	General Counsel

COMPANY

iCoreConnect, Inc.

By:
Name:	Robert McDermott
Title:	CEO

Midco

ICore Midco Inc.

By:
Name:	Robert McDermott
Title:	CEO

[SIGNATURE PAGE TO AGREEMENT]

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